Revenue Recognition: New Accounting Standard November 16, 2017

Forward-Looking Statements ► Certain information contained in this presentation, particularly information regarding future economic performance, finances, and expectations and objectives of management constitutes forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statement. ► Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward- looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K. ► The examples provided in this presentation are meant to be illustrative only and should not be relied on as representative of any actual result in making any investment decisions. ► The information contained in this presentation is based on accounting guidance published to date and any related interpretations, which could be subject to change prior to the applicable effective date of such guidance. 2

Agenda ►Overview of new revenue recognition standard ►Key impacts to Dunkin’ Brands ►Transition timeline 3

►Global, principles-based model ►Eliminates industry-specific (i.e. franchisor) guidance ►Effective in FY2018 for December year-end companies New revenue accounting standard (ASC 606) 4

Key impacts to Dunkin’ Brands What is impacted? ►Franchise fees, including initial and renewal fees (all segments) ►Advertising fund presentation ►Certain other revenue streams (impacts generally expected to be immaterial) What is not impacted? ►Royalty income ►Rental income ►License fees, including CPG ►Expense recognition ►Cash flows of the business 5 No impact to our cash flows or how we operate our business

Franchise Fees

Franchise fees: Recognize over the franchise term 7 Current standard – recognize upfront New standard (ASC 606) – recognize over time 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 $40,000 initial fee recognized at store opening $20,000 renewal fee recognized at execution 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 $40,000 initial fee recognized over 20-year initial term @ $2,000 per year $20,000 renewal fee recognized over 10-year renewal term @ $2,000 per year Renewal recognition begins later under new standard Illustrative example: Single store with $40K initial fee (20-year initial term) and a $20K, 10-year renewal term executed in year 10

Franchise fees: Quantifying the impact New standard (ASC 606) ►Generally, each open store will generate annual franchise fee revenue (i.e. 1/20th of initial fee) 8 Current standard ► In-year franchise fee revenue is generated from store openings and renewals $41M 2016 Initial franchise fees on gross openings + Renewal of existing agreements Dunkin’ Donuts US Dunkin’ Donuts US approximately 9,000 PODs $43M 2015 YTD Sep 2017 # of open stores Average annual franchise fee revenue Total annual franchise fee revenue $13M* $18M* $1,500* revenue per store Estimated Low Range $2,000* revenue per store Estimated High Range * Unaudited estimates of expected future revenue; subject to change to to $36M

Franchise fees: Driving future revenue growth ►Franchise fee revenue growth will be driven by: ►Net development ► Potential changes to market rates over time (i.e. renewals at higher market rates) ►Consistent, recurring revenue stream into the future 9 Base Base Base Base Base Base Base Year 1 Year 2 Year 3 Year 4 Year 5 Original store base continues to provide steady revenue stream Net new stores added to revenue *$13M - $18M (under the new standard) Dunkin’ Donuts US * Unaudited estimates of expected future revenue; subject to change

Advertising Funds

Advertising funds: Consolidate results with DNKN 11 Current standard ►Revenue and expenses of advertising funds excluded from Dunkin’ Brands results Revenues: Franchise fees and royalty income Advertising fees Rental income Sales of ice cream and other products Sales at company-operated restaurants Other revenues Total revenues Operating costs and expenses: Occupancy expenses-franchised restaurants Cost of ice cream and other products Company-operated restaurant expenses Advertising expenses General and administrative expenses, net Depreciation Amortization of other intangible assets Long-lived asset impairment charges Total operating costs and expenses New standard (ASC 606) ►Consolidate advertising funds with Dunkin’ Brands results ► Gross up of revenues and expenses ►Generally, no net impact to operating income New revenue caption New expense caption Consolidation of advertising funds under new standard (ASC 606)

Advertising funds: Quantifying the impact ►FY16 franchisee contributions to U.S. advertising funds ►Advertising fund revenues and expenses will offset, except for: ► Fund in a cumulative deficit – expenses will exceed revenues ► Fund returns to a surplus – revenues will exceed expenses 12 $430M* * Includes $403M and $27M to the Dunkin’ Donuts US and Baskin-Robbins US advertising funds, respectively Advertising fees $400M Advertising expenses $401M DNKN operating income impact ($1M) Year 1 Cumulative Deficit Year 2 Return to Cumulative Surplus Example Consolidation of Advertising Funds (for illustrative purposes only) Advertising fees $420M Advertising expenses $419M DNKN operating income impact $1M

Transition Timeline

New standard (ASC 606) – Transition 14 Feb 2018 Mar 2018 Apr 2018 May 2018 Q4 2017 Earnings Presented on a current standard basis Q4 2017 Earnings Disclosure of 2016 and 2017 financial information restated for the new standard as an appendix item 2018 Guidance Provided on a new standard basis 2017 Form 10-K Footnote disclosure of 2016 and 2017 financial information restated for the new standard 2017 Form 10-K Presented on a current standard basis Q1 2018 Earnings Presented on a new standard basis Q1 2018 Form 10-Q Presented on a new standard basis Q4 2017 Reporting Q1 2018 Reporting No financial information presented under the current standard Cu rre n t St an d ar d N e w St an d ar d

Q&A

Revenue Recognition: New Accounting Standard November 16, 2017